                  Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A) (No. 2-80731) of Lincoln National Special Opportunities Fund, Inc. of our report dated February 4, 1998, included in the Multi Fund Variable Annuity Annual Report 1997.




Philadelphia, Pennsylvania
April 14, 1998